EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-56524 of PepsiCo, Inc. on Form S-8 of our report dated June 22, 2004, relating to our audit of the financial statements of the PepsiCo Puerto Rico 1165(e) Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and related supplemental schedules, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/    KPMG LLP

New York, New York

June 22, 2004